UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis,Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	1.375% Notes due 2020	PLD/20A	New York Stock Exchange
Prologis, L.P.	1.375% Notes due 2021	PLD/21	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2022	PLD/22	New York Stock Exchange
Prologis, L.P.	3.375% Notes due 2024	PLD/24	New York Stock Exchange
Prologis, L.P.	3.000% Notes due 2026	PLD/26	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Prologis, L.P.	Floating Rate Notes due 2020	PLD/20B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Plans.

The administrator of the Prologis 401(k) Savings Plan (the “Prologis Plan”) has determined to implement certain restrictions on the shares of common stock of Prologis, Inc. (“Prologis”) held in the Prologis Plan. These restrictions are being imposed in connection with the impending change in service provider under the Prologis Plan. With respect to the foregoing, the administrator of the Prologis Plan sent a notice to the Prologis Plan participants informing them that all transactions in the Prologis Plan, including with respect to Prologis common stock, would be subject to a blackout period which is expected to begin on December 24, 2019 and end on January 27, 2020. During the blackout period, participants in the plans will be unable to direct or diversify investments in their accounts, and will be unable to obtain a loan, withdrawal or distribution from the applicable plan.

In connection with the foregoing, on November 22, 2019, Prologis sent a notice to its directors and executive officers in accordance with Section 3.06 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction). A copy of the notice is attached to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), Rockies Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Operating Partnership (“Rockies Acquisition”), and Industrial Property Trust Inc., a Maryland corporation (“IPT”), entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) on August 20, 2019. In accordance with the terms of the Merger Agreement, on November 21, 2019, the Operating Partnership and Rockies Acquisition assigned their respective rights under the Merger Agreement to merge with and acquire certain wholly-owned subsidiaries of IPT to Prologis Targeted U.S. Logistics Fund, L.P. and Prologis U.S. Logistics Venture, LLC and certain of their respective affiliates.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.	The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

99.1	Blackout Notice provided to directors and executive officers of Prologis.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: November 22, 2019	By:	/s/ Deborah K. Briones
		Name:	Deborah K. Briones
		Title:	Senior Vice President, Associate General Counsel

PROLOGIS, L.P. By: Prologis, Inc., its General Partner

Date: November 22, 2019	By:	/s/ Deborah K. Briones
		Name:	Deborah K. Briones
		Title:	Senior Vice President, Associate General Counsel